EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2002 with respect to the consolidated financial statements of HBOA Holdings, Inc. included in this Annual Report on From 10-KSB into the Company's previously filed Registration Statement on Form S-8 filed on December 21, 2000 (Registration No. 333-52424) and the Company's Post-Effective No. 1 to its Registration Statement on Form S-8 filed on December 14, 2000 (Registration No. 333-50076).

/s/ SEWELL AND COMPANY, P.A.

Hollywood, Florida
April 15, 2002